Exhibit 10.10

NON-STATUTORY STOCK OPTION AGREEMENT

THIS AGREEMENT is entered into and effective as of the     day of                 , 200   (the “Date of Grant”), by and between Nash-Finch Company (the ‘“Company”) and                                          (the “Optionee”).

Pursuant to the Nash Finch Company 1995 Director Stock Option Plan, as amended (the “Plan”), each non-employee director of the Company automatically receives, immediately following each annual meeting of the stockholders of the Company, an annual grant of an option to purchase 5,000 shares of the Company’s common stock.  The Optionee is a non-employee director of the Company.

As a result, the parties hereto agree as follows:

I.                 GRANT OF OPTION.

The Company hereby grants to the Optionee the right, privilege, and option (the “Option”) to purchase Five Thousand (5,000) shares (the “Option Shares”) of the Company’s common stock, $1.66-2/3 par value (the “Common Stock”), subject to the terms and conditions set forth herein and in the Plan.

II.             OPTION EXERCISE PRICE.

The per share price to be paid by Optionee in the event of an exercise of the Option shall be $                .

III.         DURATION OF OPTION AND TIME OF EXERCISE.

A.                                   Initial Period of Exercisability.  The Option shall become exercisable with respect to the Option Shares six months after the Date of Grant, but in no event shall this Option be exercisable after, and this Option shall become void and expire as to all unexercised Option Shares at 5:00 p.m. (Minneapolis, Minnesota time) on                  , 200   (the “Time of Termination”).

B.                                     Termination as a Director.

(i)                                     If the Optionee’s service as a director is terminated due to death or Disability (as such term is defined in the Plan), this Option will immediately become exercisable in full, to the extent not already exercisable, and will remain exercisable for one year from the date of such termination of service (but in no event after the Time of Termination).

(ii)                                  If the Optionee’s service as a director is terminated due to Retirement (as such term is defined in the Plan), this Option will immediately become exercisable in full, to the extent not already exercisable, and will remain exercisable until the Time of Termination.

(iii)                               If the Optionee’s service as a director is terminated for “cause” (as defined in the Plan), this Option will immediately terminate without notice of any kind and this Option will not be exercisable after such termination of service.

(iv)                              If the Optionee’s service as a director is terminated for any reason other than death,

Disability, Retirement or for “cause,” this Option will remain exercisable for a period of three months after such termination of service to the extent this Option was exercisable as of such termination of service (but in no event after the Time of Termination).

IV.         MANNER OF OPTION EXERCISE.

This Option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained in the Plan and herein, by giving written notice of exercise to the Company at its principal executive office in Edina, Minnesota (Attn.: Corporate Secretary), such notice to specify the number of Option Shares with respect to which the Option is being exercised, and by paying in full the total exercise price for the shares purchased. In the event the Option is being exercised, as provided by the Plan, by any person or persons other than the Optionee, the written notice must be accompanied by appropriate proof of right of such person or persons to exercise the Option.

V.             BINDING EFFECT.

This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

VI.         GOVERNING LAW.

This Agreement and all rights and obligations hereunder shall be construed in accordance with the Plan and governed by the laws of the State of Minnesota.

The parties hereto have executed this Agreement effective the day and year first above written.

NASH FINCH COMPANY	OPTIONEE:

By:
Ron Marshall	[Name]
Chief Executive Officer